PROMISSORY NOTE

      THIS PROMISSORY NOTE (the "NOTE") is made and entered into as of June 16, 2004 by and between P-Com, Inc., a Delaware corporation (hereinafter called the "BORROWER" or the "CORPORATION"), and ___________________ (individually, the "HOLDER," and collectively with the holders of all other notes of same like and tenor, the "HOLDERS").

      FOR  VALUE  RECEIVED,  Borrower,  hereby  promises  to pay to the order of
Holder      or      its      registered      assigns,       the      sum      of
___________________________________________  ($__________) on the earlier of (a)
ninety (90) days from June 16, 2004 (the "ISSUE DATE") or (b) the date on which the holders of a majority of the Corporation's outstanding common stock approve the removal of the 9.999% exercise limitation from all outstanding Series C-1 Warrants and Series C-2 Warrants (the "STOCKHOLDER APPROVAL") (the earlier date referred to herein as the "MATURITY Date"). The Corporation shall pay interest on the unpaid principal balance hereof at the rate of six percent (6%) per annum. Interest shall accrue on the unpaid principal balance hereof from the Issue Date until the same is paid, whether at maturity, or upon prepayment, repayment, or otherwise. Interest shall be calculated based on a 360-day year of twelve 30-day months. The principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. All payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall have given or shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

      The term "NOTE" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                                   ARTICLE I
                            APPLICATION OF PRINCIPLE

      Upon the receipt of Stockholder Approval, the principal amount of the Note shall be applied upon the 61st day following the receipt of Stockholder Approval as the purchase price due upon the exercise of all of Holder's outstanding Series C-1 Warrants and Series C-2 Warrants. The purchase price shall be calculated under the terms of the Corporation's Special Warrant Offer, offered to the Corporation's warrantholders in June 2004, the terms of which Holder was unable to take advantage because of the 9.999% exercise limitation on the Series C-1 Warrants and Series C-2 Warrants (the "BLOCKER"). Any accrued interest shall be paid in cash to Holder.

                                   ARTICLE II
                               HOLDER'S COVENANTS

      Holder agrees to vote its existing shares in the Corporation with voting rights in favor of the removal of the Blocker. By execution of this Note, Holder hereby delivers its request to remove the Blocker, as required under the Series C-1 Warrants and Series C-2 Warrants, once the requisite Stockholder Approval has been received by the Corporation. Holder's failure to observe its obligations described herein shall constitute a breach of the Note. Upon such breach, Borrower's obligation to accrue and pay interest on the principle shall cease and Borrower's obligation to repay the Note shall cease until Holder complies with its covenants.

                                  ARTICLE III
                                   PREPAYMENT

      This Note may be prepaid in whole or in part, without premium, penalty or discount, at any time, or from time to time, at the option of the Borrower, together with accrued interest on the amount prepaid.

                                   ARTICLE IV
                               EVENTS OF DEFAULT

      A. Events of Default. In the event (each of the events described in clauses (i)-(iii) below after expiration of the applicable cure period (if any) being an "EVENT OF DEFAULT"):

            (i) the Corporation fails to pay in full the principal hereof, and/or the accrued and unpaid interest thereon, when due, whether at maturity, upon acceleration or otherwise;

            (ii) the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed; or

            (iii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation, and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within 60 days of their initiation;

then, upon the occurrence of an Event of Default, the unpaid principal balance of this Note and accrued interest on this Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the undersigned.

                                   ARTICLE V
                                      RANK

      The Notes shall rank senior to any indebtedness outstanding as of the Issue Date as to repayment, except that the Notes shall rank junior to any secured indebtedness of the Corporation for which a security interest has been perfected as of the Issue Date.

                                   ARTICLE VI
                                 MISCELLANEOUS

      A. Failure or Indulgency Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Corporation:

                  P-Com, Inc.
                  3175 South Winchester Blvd.
                  Campbell, CA 95008
                  Telephone: 408.866.3666
                  Facsimile:  408.874.4324
                  Attention:  Chief Executive Officer

                  If to the Holder:

                  North Sound Legacy Fund LLC
                  c/o North Sound Capital LLC
                  53 Old Forest Avenue, Suite 202
                  Old Greenwich, CT 06870
                  Telephone: 203.967.5700
                  Fascimile: 203.967.5851

      Each party shall provide notice to the other parties of any change in address or the address of any transferee of the Note.

      A. Amendment Provision. This Note and any provision hereof may be amended only by an instrument in writing signed by the Corporation and the Holder.

      B. Assignability. This Note shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. This Note may not be pledged or assigned to any affiliate or to any other person or entity without the prior written consent of the Corporation.

      C.  Cost of  Collection.  If an Event of  Default  occurs  hereunder,  the
Corporation  shall  pay  the  Holder  hereof  costs  of  collection,   including
reasonable attorneys' fees.

      D. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. The parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of California in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each party irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon the other party mailed by first class mail shall be deemed in every respect effective service of process upon the other party in any such suit or proceeding. Nothing herein shall affect the right of the parties to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      E. Lost or Stolen Notes. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Corporation shall execute and deliver a new Note of like tenor and date.

      F. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit either party's right to pursue actual damages for any failure by the other party to comply with the terms of this Note. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees, in the event of any such breach or threatened breach, that the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      G. Business Day. For purposes of this Note, the term "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close. If any payment to be made hereunder shall be stated to be or become due on a day which is not a business day, such payment shall be made on the next following business day and such extension of time shall be included in computing interest in connection with such payment.

      H. JURY TRIAL WAIVER. BORROWER AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT AND RELY UPON THIS NOTE.

      I. Severability. If any provision of this Note shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Note.

      J. Maximum Interest Rate. If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate and any payment received by the Holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

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                                      -5-

      IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.


                                    P-COM, INC.



                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    HOLDER


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                      [Signature page to Promissory Note.]